FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT, dated as of August 10, 2015 (this “Amendment”), to the Loan and Security Agreement, dated as of February 28, 2013, as amended by the First Amendment to Loan and Security Agreement dated as of March 28, 2013, the Second Amendment to Loan and Security Agreement dated as of July 9, 2014 and the Consent and Third Amendment to Loan and Security Agreement dated as of April 17, 2015 (as amended, the “Loan Agreement”), between ACF FinCo I LP, as assignee of Keltic Financial Partners II, LP, a Delaware limited partnership (the “Lender”), and Hooper Holmes, Inc., a New York corporation (“Hooper Holmes” or the “Borrower”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Hooper Holmes and the Lender are parties to the Loan Agreement, under which the Lender has agreed to make, and has made, Loans and other financial accommodations to Hooper Holmes on the terms and subject to the conditions set forth therein;

WHEREAS, Accountable Health Solutions, LLC, formerly known as Jefferson Acquisition, LLC, a Kansas limited liability company (“AHS”), is a wholly owned subsidiary of Hooper Holmes;

WHEREAS, AHS has (i) guaranteed the obligations of the Borrower to the Lender under, among other things, the Loan Agreement and the other Loan Documents pursuant to the Unconditional and Continuing Guaranty, dated as of February 28, 2013 (the “Guaranty”), by Hooper Distribution Services, LLC (“Hooper Distribution”), Hooper Information Services, Inc. (“Hooper Information”), Mid-America Agency Services, Inc. (“Mid-America”), TEG Enterprises, Inc. (“TEG Enterprises”), Hooper Wellness, LLC (“Hooper Wellness”) and AHS in favor of the Lender and (ii) granted a security interest in all or substantially all of its assets to secure the obligations of the Borrower to the Lender under, among other things, the Loan Agreement and the other Loan Documents pursuant to the General Security Agreement, dated as of April 17, 2015 (the “Security Agreement”), by Hooper Kit Services, LLC, Hooper Distribution, Hooper Information, Mid-America, TEG Enterprises, Hooper Wellness and AHS (collectively, the “Hooper Subsidiaries”) in favor of the Lender;

WHEREAS, Hooper Holmes has requested that the Lender agree to AHS becoming a borrower under the Loan Agreement and to amend certain provisions of the Loan Agreement and other Loan Documents in connection therewith, in each case on the terms and conditions set forth herein; and

WHEREAS, as a wholly owned subsidiary of Hooper Holmes, AHS shares common management, sales force, customers and vendors with Hooper Holmes, and each of AHS and Hooper Holmes will derive benefit from the loans made to the other under a single loan facility.

NOW, THEREFORE, the Lender and the Borrower agree as follows:

SECTION 1. Amendments to the Loan Agreement. Effective as of the date hereof, subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions of effectiveness specified in Section 3 hereof, the Loan Agreement is amended as follows:

(a)The introductory paragraph of the Loan Agreement is amended and restated as follows:

“This LOAN AND SECURITY AGREEMENT (together with all Schedules and Exhibits hereto, this “Agreement”) between ACF FINCO I LP, as assignee of KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”), and HOOPER HOLMES, INC., a corporation organized under the laws of the State of New York (“Hooper Holmes”), and ACCOUNTABLE HEALTH SOLUTIONS, LLC, a Kansas limited liability company (“ACH,” and individually and collectively, “Borrower”), is dated the date of execution by Lender on the signature page of this Agreement (the “Effective Date”).”

(b)	A new Section 2.10 is added as follows:

“2.10. Requests by Administrative Borrower. Any request for an Advance or any other notice by Borrower to Lender under ARTICLE 2 may be made by Administrative Borrower.”

(c)	A new Section 3.9 is added as follows:

“3.9. Payments by Administrative Borrower. Any payment to Lender by Borrower under Section 2.9 or ARTICLE 3 may be made by Administrative Borrower.”

(d)	Section 5.1(a) of the Loan Agreement is amended and restated as follows:

(i)Hooper Holmes is and except as described in the Disclosure Schedule always has been a corporation duly organized and existing under the laws of the State of New York. Hooper Holmes’ federal tax identification number is 22-1659359 and Hooper Holmes’ registration or filing number with the Secretary of State of the State of New York is 27454.

(ii)AHS is and except as described in the Disclosure Schedule always has been a limited liability company duly organized and existing under the laws of the State of Kansas. AHS’s federal tax identification number is 38-3969625 and AHS’s registration or filing number with the Secretary of State of the State of Kansas is 490477-7.

(iii)Each of Hooper Holmes and AHS is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not result in a Material Adverse Change.

(e)	Section 5.8 of the Loan Agreement is amended and restated as follows:

“Each of Hooper Holmes and AHS is Solvent. Each of Hooper Holmes and AHS has received and will receive reasonably equivalent value under Section 548 of the Bankruptcy Code and fair consideration or reasonably equivalent value under applicable state fraudulent conveyance laws for the security interests and liens granted to Lender in exchange for the making of loans and other financial accommodations to the other Borrower. Insofar as Hooper Holmes is the sole owner of the membership interests in AHS, and Hooper Holmes and AHS share common management, sales force, customers and vendors, each of AHS and Hooper Holmes will derive benefit from the Loans made to the other under this single loan facility.”

(f)Section 6.2(a) of the Loan Agreement is amended by inserting at the end thereof the following: “and prepared on a consolidated and consolidating basis”.

(g)Section 6.2(b) of the Loan Agreement is amended by inserting after “accounts payable” the following: “on a consolidated and consolidating basis”.

(h)Section 6.5 of the Loan Agreement is amended by inserting after “of Borrower and its subsidiaries” the following: “and, in the case of AHS, on a consolidating basis,”.

(i)	A new Section 6.11 is added as follows:

“3.9. Delivery of Financial Information by Administrative Borrower. Any financial information required to be delivered to Lender by Borrower under ARTICLE 6 may be delivered by Administrative Borrower.”

(j)Section 10.4 of the Loan Agreement is amended by adding at the end thereof the following new sentence: “Any and all notices or other communications required or permitted to be given by Lender to Borrower under this Agreement may be given by Lender to Administrative Borrower at the address specified for Hooper Holmes in the Disclosure Schedule.”
(k)A new Section 10.22 is added as follows: “10.22. Multiple Borrowers; Administrative Borrower.
(a)The obligations of Hooper Holmes and AHS under this Agreement (including the Obligations) are joint and several obligations of each of Hooper Holmes and AHS, and the term “Borrower” shall include each of Hooper Holmes and AHS individually as well as both of Hooper Holmes and AHS collectively. Each of Hooper Holmes and AHS represents that it is part of a common enterprise and that any financial accommodations by Lender under this Agreement and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to Hooper Holmes and AHS, individually and collectively.

(b)To the fullest extent permitted by applicable law, the obligations of Hooper Holmes and AHS under this Agreement (including the Obligations) shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against either of Hooper Holmes or AHS under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of Lender;

(c)The obligations of Hooper Holmes and AHS under this Agreement (including the Obligations) shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in cash and performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Hooper Holmes and AHS under this Agreement (including the Obligations) shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of either of Hooper Holmes or AHS or that would otherwise operate as a discharge of Hooper Holmes or AHS as a matter of law or equity (other than the final and indefeasible payment in cash and performance in full of all the Obligations on or after the Revolving Credit Termination Date);

(d)To the fullest extent permitted by applicable law, each of Hooper Holmes and AHS waives any defense based on or arising out of any defense of Hooper Holmes or AHS or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either of Hooper Holmes or AHS, other than the final and indefeasible payment in cash and performance in full of all the Obligations and the termination of Lender’s commitment to make Loans hereunder. Lender may, at its election, foreclose on any security held by either or both of Hooper Holmes and AHS by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with either of Hooper Holmes or AHS or exercise any other right or remedy available to it against either of Hooper Holmes or AHS, without affecting or impairing in any way the liability of either of Hooper Holmes or AHS under this Agreement except to the extent that all the Obligations have been finally and indefeasibly paid in cash and performed in full and Lender’s commitment to make Loans has been terminated. Each of either of Hooper Holmes and AHS waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of either of Hooper Holmes or AHS against the other, as the case may be, or any security; and

(e)Each of Hooper Holmes and AHS is jointly and severally obligated to repay and perform the Obligations as a joint and several obligor under this Agreement. Upon payment by either of Hooper Holmes or AHS of any Obligations, all rights of Hooper Holmes or AHS, as the case may be, against the other arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment to Lender in cash and performance of all the Obligations in full and the termination of Lender’s commitment to make Loans. In addition, any Indebtedness of Hooper Holmes or AHS now or hereafter held by the other is hereby subordinated in right of payment to the prior indefeasible payment to Lender in cash and performance of the Obligations in full and each of Hooper Holmes and AHS will not demand, sue for or otherwise attempt to collect any such Indebtedness.

(f)AHS hereby appoints Hooper Holmes, and Hooper Holmes hereby agrees to act, on behalf of AHS and itself as Borrowers, as the administrative borrower (the “Administrative Borrower”)irrevocably for the term of this Agreement, as agent, attorney-in-fact and legal representative in all matters pertaining to the administration of this Agreement and the other Loan Documents including, without limitation, to execute and deliver to Lender any notices, certificates or other documents permitted or required to be executed and delivered, and to take any and all other actions as are permitted or required to be taken, under or in connection with the Loan Documents. Any such action taken by Administrative Borrower shall bind each of AHS and Hooper Holmes as Borrowers.”

(l)	The Definitions Schedule is amended as follows:

(i)    The definition of “EBITDA” is amended by inserting before “net income” the following: “consolidated”.

(ii)    The definition of “Unbilled Eligible Receivable” is amended and restated as follows:

““Unbilled Eligible Receivable” means an Unbilled Receivable with respect to which Hooper Holmes’, or, with the prior written agreement of Lender, AHS’s, right to payment has arisen within the last thirty (30) days and which did not arise as a result of the withdrawal, revocation, cancellation or rejection of, or any other event relating to, a previously issued invoice.
(iii)    The definition of “Unbilled Receivable” is amended and restated as follows:

““Unbilled Receivable” means a Receivable of Hooper Holmes, or, with the prior written agreement of Lender, AHS, with respect to which no invoice has been issued by Hooper Holmes or AHS, as the case may be.
(iv)    The definition of “Unfunded Capital Expenditures” is amended by inserting after “made by Borrower” the following “on a consolidated basis”.

(m)Exhibit B to the Loan Agreement (Borrowing Base Certificate) is amended and restated in the form of Annex I hereto.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received each of the following which, in the case of documents, shall be in form and substance satisfactory to the Lender and dated the date hereof or as of an earlier date acceptable to the Lender:

(i)    a counterpart of this Amendment, Authenticated by the Borrower;

(ii)    an amendment to the Security Agreement, in substantially the form of Exhibit A hereto, Authenticated by the Hooper Subsidiaries;

(iii)    an amendment and joinder to the Guaranty, in substantially the form of Exhibit B hereto, Authenticated by the Hooper Subsidiaries;

(iv)    a joinder to the Loan Agreement, in substantially the form of Exhibit C hereto, Authenticated by AHS;

(v)    an amended and restated promissory note in the maximum principal amount of $7,000,000, in substantially the form of Exhibit D hereto, Authenticated by Hooper Holmes and AHS;

(vi)    a certificate of an officer or the managing member, as the case may be, of each of Hooper Holmes and AHS certifying (A) that attached thereto are true and complete copies of (I) its certificate of incorporation or formation, as the case may be, (II) its bylaws or limited liability company agreement, as the case may be, and (III) the resolutions or a unanimous written consent of its board of directors or its managers, as the case may be, authorizing the execution, delivery and performance of this Amendment and the other agreements, instruments and documents delivered in connection herewith to which Hooper Holmes or AHS, respectively, is a party and (B) the incumbency, names and true signatures of the officers or managers, as the case may be, of Hooper Holmes or AHS authorized to sign this Amendment and the other agreements, instruments and documents delivered in connection herewith to which the Hooper Holmes or AHS is a party;

(vii)    evidence that the Borrower has delivered a copy of this Amendment to SWK Funding LLC (“SWK”) pursuant to Section 6.1.10 of the Credit Agreement dated as of April 17, 2015 between the Borrower and SWK;

(viii)    an opinion of counsel to AHS, in form and substance satisfactory to the Lender; and

(ix)    payment of the costs and expenses (including, without limitation, attorneys’ fees) incurred by the Lender in connection with the preparation, execution and delivery of this Amendment and the agreements, instruments and documents delivered in connection herewith.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)No Default or Event of Default has occurred and is continuing, and all of the representations set forth in Article 5 of the Loan Agreement and in the other Loan Documents are true and complete as of the date of this Amendment (except any such representation which is as of a specified date, which is accurate and complete as of such date).

(b)The execution, delivery and performance by the Borrower of this Amendment and the agreements, instruments and other documents executed in connection herewith (i) are within the Borrower’s corporate power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to the Borrower (including the consent of directors, officers, or shareholders, as applicable), (iii) are not in contravention of (A) any agreement or indenture to which the Borrower is a party or by which the Borrower is bound, (B) the Borrower’s Charter Documents, (C) any provision of law, or (D) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on the Borrower or its property and (iv) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained and furnished to the Lender.

(c)No authorization, approval or other action by, and no notice to or filing with, any Person is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the agreements, instruments and other documents executed in connection herewith.

(d)This Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

SECTION 4. Reference to and Effect on the Loan Agreement.

(a)On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically waived or amended above, (i) the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and (ii) the Lender shall not be deemed to have waived any rights or remedies it may have under the Loan Agreement, any other Loan Document or applicable law.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any right, power or remedy of the Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

(d)	This Amendment constitutes a Loan Document.

SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute but one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective general partner or officer thereunto duly authorized, as of the date first above written.

LENDER:
ACF FINCO I LP, as assignee of Keltic Financial Partners II, LP

By: /s/ Oleh Szczupak
Name: Oleh Szczupak
Title: Vice President

BORROWER:

HOOPER HOLMES, INC.

By: /s/ Henry R. Dubois
Name: Henry R. Dubois
Title: President

[Signature page to Fourth Amendment to Loan Agreement]

ANNEX I

EXHIBIT B: FORM OF BORROWING BASE CERTIFICATE